Exhibit 1

JOINT FILING AGREEMENT

February 15, 2017

Pursuant to Rule 13d-1(k)(1)(iii) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees that SCP VITALIFE PARTNERS II, L.P. ("SCP Vitalife Partners II") may file as necessary on behalf of the undersigned with the Securities and Exchange Commission a Schedule 13G or Schedule 13D and any amendments thereto in respect of shares of ReWalk Robotics Ltd. purchased, owned or sold from time to time by the undersigned.

SCP Vitalife Partners II is hereby authorized to file a copy of this letter as an exhibit to said Schedule 13G or Schedule 13D or any amendments thereto.

SCP VITALIFE PARTNERS II, L.P.

By:	SCP Vitalife II Associates, L.P.
By:	SCP Vitalife II GP, LTD

By:	/s/ Jeffrey Dykan
Name:	Jeffrey Dykan
Title:	Director

SCP VITALIFE PARTNERS (ISRAEL) II, L.P.

By:	SCP Vitalife II Associates, L.P.
By:	SCP Vitalife II GP, LTD

By:	/s/ Jeffrey Dykan
Name:	Jeffrey Dykan
Title:	Director

SCP VITALIFE II ASSOCIATES, L.P.

By:	SCP Vitalife II GP, LTD

By:	/s/ Jeffrey Dykan
Name:	Jeffrey Dykan
Title:	Director

SCP VITALIFE II GP, LTD.

By:	/s/ Jeffrey Dykan
Name:	Jeffrey Dykan
Title:	Director

Winston J. Churchill By: /s/ Winston J. Churchill
Jeffrey Dykan By: /s/ Jeffrey Dykan
Abraham Ludomirski By: /s/ Abraham Ludomirski
Wayne B. Weisman By: /s/ Wayne B. Weisman